Exhibit 3.44

Declaration Form 3 Under the Limited Partnerships Act Declaration Formule 3 Ministry of Ministere des Ontario Government Services Services gouvernementaux Print clearly in CAPITAL LETTERS / Ecrivez clairement on LETTRES MAJUSCULES 1. Declaration Type Type de declaration A. New Nouvelle B. Name Change Modifcation de la raison sociale C. Change (other than name change) Changement (autre que modification de la raison sociale) D.Renewal Without Name Change Renouvellement sans modification de la raison sociale E. Renewal With Name Change Renouvellement avec modification de la raison sociale F. Dissolution Dissolution G. Withdrawal Retrait Enter the Business Identification Number (BIN) local Declaration Types except Type A. Entrez la, n° d`tification de entreprise (NIE) pour tous les types de declaration, sauf pour le type A. BIN (Business Identification No.) NIE N° d’Identification de l’entreprise 970401329 2. Firm Name / Raison sociale de la société en commandite CAPITAL POWER INCOME L.P. 3. Mailing Address of Registrant Adresse postale de registrant Street No. / N° de rue 850 Street Name / Nom de la rue 2ND STREET Suite No. / Bureau n° 1500 City / Town / Ville CALGARY Province / Province ALBERTA Country / Pays CANADA Postal Code / Code Postal T2P 0R8 4. Address of Principal Place of Business in Ontario / Adresse de l’etablissement principal en Ontario Same as above comme d dessus Extra Provincial Limited Partnership without business address in Ontario Societe en commandite extraprovinciale sans etablissement en Ontario Street No. / N° de rue 200 Street Name / Nom de la rue UNIVERSITY AVENUE Suite No. / Bureau n° (P.O. Box not acceptable / Case postale non acceptes) City / Town / Ville TORONTO Province / Province ONTARIO Country / Pays CANADA Postal Code / Code Postal M5H 3C6 5. General Nature of Business / Nature generale de l’activite exercée E N G A G E I N E N E R G Y S U P P L Y B U S I N E S S 6. Information Regarding General Partner(s) / Renseignments sur le ou les commandités (A) Individual / Personne physique - Last Name / Nom de famille First Name /Prénom Middle Name / Autre prénom (B) Corporation, Partnership etc. / Personne morale, société en nom collectif etc. - Name / Raison sociate Ontario Corporation Number N° matricule de la personne morale en Ontario CPI INCOME SERVICES LTD. 1225999 Address / Addresse 10065 Street No. / N° de rue Street Name / Nom de la rue JASPER AVENUE Suite No. / Bureau n° 18TH FLOOR City / Town / Ville EDMONTON Province / Province ALBERTA Country / Pays CANADA Postal Code / Code postal T5J 3B1 Signature of General Partner or Attorney for the General Partner/ Signature du commandité ou de son procureur /s/Leah M.Fitzgerald Check if signing as attorney on behalf of the general partner pursuant to s. 32 of the Limited Partnerships Act. Cochez la case cl contre si le signataire est le procureur du commandité (art. 32 de la Lol Print Name of Signatory / Nom du signataire on lettres moulées Leah M.Fitzgerald For a new Declaration, name change or renewal, item 6 must be completed and signed by all the general partners or their attorneys. If there is more than one general partner, set out the total number of partners in the box and attach additional schedule(s) / Pour une nouvelle Declaration, une modification de la raison sociale ou un renouvellement, if fault remplir la section 6 pour chaque commandité, et chaque commandité ou son procureur doit signer la section 6. S’ll y a plus d’ un commandité, entrez le nombre total de commandites dans la case cl contre et rempllssaz et joignez une ou des annexes. Number of General Partners Nombre de commandités1 7. Jurisdiction of Formation / Territoire d`origine ONTARIO Extra-Provincial Limited Partnership Carrying on Business in Ontario / Societe en commandite extraprovinciale menant des activites en Ontario 8. Information Regarding Attorney/Representative for an Extra-Provincial Limited Partnership - (Does not apply to limited partnerships formed in another Canadian Jurisdiction that have an office or other place of business in Ontario) / Renseignments sur le procurreur / represantant de la ci-contre pour société en commandite extraprovinciale - (Ne s’applique pas aux societes en commandite d’un autre territoire canadien qul’ ont un establissement en Ontario). Power of Attorney - check the box to confirm there is an executed Power of Attorney (Form 4) appointing the person/corporation listed below to be the attorney and representative in Ontario. The attorney/representative is required to keep the executed Form 4 available for Inspection at the address set out below. / Procuration - Cochez la case confirmer qu`lly a une Procuration signee (Formule 4) nommant la personne physique ou morale indiquee ci dessous á titre de procureur et representant en Ontario. Celui ci doit tenir la Formule 4 signee a disposition aux fins d`inspection á l adresse ci dessous. Attorney / Representative - Procureur / representant (A) Individual / Personne physique - Last Name / Nom de famille First Name / prénom Middle Name / Autre prenom (B) Corporation, Partnership etc. / Personne morale, sociáte is nom collectif etc. - Name / Raison sociale Ontario Corporation Number N° matricule de la personne morale en Ontario Address/ Adresse Street No. / N° de rue Street Name / Nom de la rue Suite No. /Bureau n° City / Town / ville Province / Province Country / Pays Postal Code / Code postal MINISTRY USE ONLY - RESERVE AU MINISTERE BIN/EIN:970401329 NAME/ NUM : CAPITAL PO REG/ENR: 2009-11-04 EXP/EXP: 2017-03-23

Declaration Form 3
Ministry of	Ministère des	under the Limited Partnerships Act
Government Services	Services gouvernementaux	Déclaration Formule 3 aux termes de la Loi sur les sociétés en commandite

Print clearly in CAPITAL LETTERS / Écrivez clairement en LETTRES MAJUSCULES	Page 1 of / de 1

1.	Declaration Type Type de déclaration	A. ☒	New Nouvelle	B. ☒	Name Change Modification de la raison sociale	C. ☐	Change (other than name change) Changement (autre que modification de la raison sociale)

D. ☐	Renewal Without Name Change Renouvellement sans modification de la raison sociale	E. ☐	Renewal With Name Change Renouvellement avec modification de la raison sociale	F. ☐	Dissolution Dissolution	G. ☐	Withdrawal Retrait

Enter the Business Identification Number (BIN) for all Declaration Types except Type A. Entrez le n° d’identification de l’entreprise (NIE) pour tous les types de déclaration, sauf pour le type A.	BIN (Business Identification No.) NIE N° d’identification de l’entreprise	970401329

2.	Firm Name / Raison sociale de la société en commandite
ATLANTIC POWER LIMITED PARTNERSHIP

3.	Mailing Address of Registrant	Street No./No de rue	Street Name/Nom de la rue	Suite No./Bureau no (P.O. Box not acceptable/Case postale non acceptes)
Adresse postale de registrant	200	CLARENDON STREET	25TH FLOOR
City/Town/Ville	Province/Province	Country/Pays	Postal Code/Code postal
BOSTON	MASSACHUSETTS	U.S.A.	02116

4.	Address of Principal Place of Business in Ontario / Adresse de l’établissement principal en Ontario
☐ Same as above comme ci-dessus	☐ Extra-Provincial Limited Partnership without business address in Ontario Société en commandite extraprovinciale sans établissement en Ontario
Street No. / N° de rue	Street Name/Nom de la rue	Suite No. /Bureau no (P.O. Box not acceptable/Case postale non acceptés)
200	UNIVERSITY AVENUE	1301
City / Town / Ville	Province / Province	Country / Pays	Postal Code / Code postal
TORONTO	ONTARIO	CANADA	M5H 4H1

5.	General Nature of Business / Nature générate de l’activité exercée
ENGAGE IN ENERGY SUPPLY BUSINESS

6.	Information Regarding General Partner(s) / Renseignements sur le ou les commandités
(A) Individual / Personne physique - Last Name / Nom de famille	First Name / Prénom	Middle Name / Autre prenom

(B) Corporation, Partnershìp etc. / Personne morale. société en nom collectif etc. Name / Raison sociale ATLANTIC POWER GP INC.	Ontario Corporation Number N° matricule de la personne morale en Ontario 1225999
Address / Adresse	Street No. / N° de rue Street Name / Nom de la rue	Suite No. / Bureau n°
355	BURRARD STREET	1900
City / Town / Ville	Province / Province	Country / Pays	Postal Code / Code postal
VANCOUVER	BRITISH COLUMBIA	CANADA	V6C 2G8

Signature of General Partner or Attorney for the General Partner/Signature du commandite ou de son procureur	Check if signing as attorney on behalf of the general partner pursuant to s. 32 of the Limited Partnerships Act
/s/ Barry Welch	Cochez la case ci contre si le signataire est le. procureur du commandite (art 32 de la Loi)
Print Name of Signatory / Nom du signataire en lettres mouloes
BARRY WELCH

For a new Declaration, name change or renewal, Item 6 must be completed and signed by all the general partners or their attorneys. If there is more than one general partner, set out the total number of partners in the box and attach additional schedule(s) / Pour une nouvelle Déclaration, une modification de la raison sociale ou un renouvellement, II faut remplir la section 6 pour chaque commandité, et chaque commandité ou son procureur doit signer la section 6. S’il y a plus d’un commandité, entrez le nombre total de commandités dans la case cl contre et remplissez et joignez une ou des annexes.

Number of General Partners Nombre de commandités 1

7.	Jurisdiction of Formation / Territoire d’origine
ONTARIO
Extra-Provincial Limited Partnership Carrying on Business in Ontario / Société en commandite extraprovinciale menant des activités en Ontario

8.

Information Regarding Attorney/Representative for an Extra-Provincial Limited Partnership - (Does not apply to limited partnerships formed in another Canadian jurisdiction that have an office or other place of business in Ontario) / Renseignements sur le procureur / représentant de la société en commandite extraprovinciale - (Ne s’applique pas aux sociétés en commandite d’un autre territoire canadien qui ont un établissement en Ontario)

Power of Attorney - Check the box to confirm there is an executed Power of Attorney (Form 4) appointing the person/corporation listed below to be the attorney and representative in Ontario. The attorney/representative is required to keep the executed Form 4 available/for inspection at the address set out below. / Procuration — Cochez la case ci-contre pour confirmer qu’ll y a une Procuration signée (Formule 4) nommant la personne physique ou morale indiquée ci dessous à titre de procureur et représentant en Ontario. Celui ci doit tenir la Formule 4 signée à disposition aux fins d’inspection  à l’adresse ci dessous.

☐
Attorney / Representative – Procureur / représentant
(A) Individual / Personne physique - Last Name / Nom de famille	First Name / Prénom	Middle Name / Autre prénom

(B) Corporation, Partnership etc. / Personne morale, société en nom collectif etc. - Name / Raison sociale	Ontario Corporation Number N°matricule de la personne morale en Ontario
MINISTRY USE ONLY - RÉSÉRVÉ AU MINISTÈRE

Address / Adresse Street No. / N° de rue Street Name / Nom de la rue Suite No. / Bureau n°
BIN/EIN : 970401329
City / Town / Ville	Province / Province	NAME/NOM....: ATLANTIC P
REG/ENR : 2012-02-01
Country / Pays	Postal Code / Code postal	EXP/EXP : 2022-03-22

07191 (2008/10)     © Queen’s Printer for Ontario, 2008 / © Imprimeur de la Reine pour I’Ontario, 2008